Exhibit 1

JOINT FILING AGREEMENT

The undersigned hereby agree that the foregoing statement on Schedule 13D is, and any amendments thereto executed by each of us shall be, filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning it contained therein, but shall not be responsible for the completeness and accuracy of the information concerning the others, except to the extent that it knows or has reason to believe that such information is inaccurate. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the 3rd day of April, 2008.

LONGITUDE VENTURE PARTNERS, L.P.

		By:	LONGITUDE CAPITAL PARTNERS, LLC
		Its:	General Partner

By:	/s/ Patrick G. Enright	By:	/s/ Patrick G. Enright
	Patrick G. Enright		Patrick G. Enright, Managing Member

LONGITUDE CAPITAL ASSOCIATES, L.P.

		By:	LONGITUDE CAPITAL PARTNERS, LLC
		Its:	General Partner

By:	/s/ Juliet Tammenoms Bakker	By:	/s/ Patrick G. Enright
	Juliet Tammenoms Bakker		Patrick G. Enright, Managing Member

LONGITUDE CAPITAL PARTNERS, LLC

By:	/s/ Patrick G. Enright
Patrick G. Enright, Managing Member